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                                                                       Exhibit U


                                     WAIVER
                                     ------

                                                   Effective as of March 3, 2005

We refer to the Shareholders Agreement dated December 17, 2001 by and among Power Technology Investment Corporation ("PTIC"), Vern Strang, es qualite, trustee of the FMRC Family Trust ("FMRC"), Picchio Pharmaceuticals Inc. (now Picchio Pharma Inc.) ("PICCHIO") and Dr. Francesco Bellini (Intervenant), as amended (the "SHAREHOLDERS AGREEMENT").

FMRC and PTIC are independently considering investing in or acquiring shares of Neurochem Inc. ("NEUROCHEM"). The undersigned hereby consent to an investment in or acquisition of up to 250,000 common shares of Neurochem by each of FMRC and PTIC during the month of March, 2005 and consequently waive the rights pursuant to Article 9 of the Shareholders Agreement in connection with such contemplated investments/acquisitions.

This waiver shall not be deemed or construed to be a waiver with respect to any other independent investment by the parties to the Shareholders Agreement.



                                    POWER TECHNOLOGY INVESTMENT CORPORATION


                                    Per: /s/ Leslie Raenden
                                         ---------------------------------------


                                    /s/ Vern Strang
                                    --------------------------------------------
                                    VERN STRANG, es qualite, trustee of the FMRC
                                    Family Trust


                                    PICCHIO PHARMA INC.


                                    Per: /s/ Francesco Bellini
                                         ---------------------------------------


                                    /s/ Francesco Bellini
                                    --------------------------------------------
                                    DR. FRANCESCO BELLINI (Intervenant)